UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2020

Servotronics, Inc.

(Exact name of registrant as specified in its charter.)

Commission File Number: 001-07109

Delaware	16-0837866
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

1110 Maple Street

Elma, New York 14059-0300

(Address of principal executive offices, including zip code)

(716) 655-5990

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock	SVT	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 3, 2020, the Board of Directors of Servotronics, Inc. (the “Company”) approved the adoption of amended and restated By-laws (the “Restated By-laws”) to replace the Company’s existing By-laws (the “Prior By-laws”) effective immediately. The Restated By-laws generally have the effect of modernizing and updating the Prior By-laws to provide greater flexibility for certain Board and shareholder actions.

The amendments include the following, among others: (i) providing the flexibility, but not the requirement, for the Company to hold shareholder meetings by means of remote communication (Sections 2-1, 2-4 and 6-1); (ii) clarifying that a list of stockholders may be available for inspection on a reasonably accessible electronic network (Section 2-6); (iii) confirming that Board and committee meetings may be held by means telephone conference or other communications equipment (Section 3-2); (iv) permitting Board action by unanimous consent in writing or by electronic communication (Section 3-7); (v) clarifying the process by which a director may tender his or her resignation (Section 3-11); and (vi) providing that notices of meetings may be given by electronic transmission in the manner provided in Section 232 of the Delaware General Corporation Law (Section 6-2).

The foregoing summary of the amendments to the By-Laws of the Company is qualified in its entirety by reference to the Restated By-laws filed as Exhibit 3 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits. The following exhibit is filed herewith:

3	By-laws of Servotronics, Inc, amended and restated as of April 3, 2020

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 8, 2020

Servotronics, Inc.

	By:	/s/ Lisa F. Bencel, Chief Financial Officer
Lisa F. Bencel
Chief Financial Officer